Exhibit (a)(2)
PORTFOLIO SERVICES FUND
AMENDMENT NO. 1 TO MASTER TRUST AGREEMENT
(Change of Name of Trust from
Portfolio Services Fund to
Institutional Advisors Portfolios and
Establishment and Designation of New Sub-Trusts.)
     The undersigned, Trustee of Portfolio Services Fund (the “Trust”), does hereby certify that pursuant to Article I, Section 1.1, Article IV, Section 4.2 and Article VII, Section 7.3 of the Trust’s Master Trust Agreement dated April 12, 1991, the following votes were duly adopted by the Board of Trustees of the Trust at a meeting duly held on May 22, 1991:
VOTED:	That the name of the Trust be changed from its current name of “Portfolio Services Fund” to “Institutional Advisors Portfolios”; and

FURTHER
VOTED:	That the Master Trust Agreement is hereby amended so as to establish and designate twenty-one new Sub-Trusts of the Trust, such Sub-Trusts to be known as the following:
Government Money Portfolio
Intermediate Fixed Income Portfolio “A”
Intermediate Fixed Income Portfolio “B”
Total Return Fixed Income Portfolio “A”
Total Return Fixed Income Portfolio “B”
Municipal Bond Portfolio “A”
Municipal Bond Portfolio “B”
Mortgage Backed Portfolio “A”
Mortgage Backed Portfolio “B”
Large Capitalization Value Equity Portfolio “A”
Large Capitalization Value Equity Portfolio “B”
Small Capitalization Value Equity Portfolio “A”
Small Capitalization Value Equity Portfolio “B”
Large Capitalization Growth Portfolio “A”
Large Capitalization Growth Portfolio “B”
Small Capitalization Growth Portfolio “A”
Small Capitalization Growth Portfolio “B”
International Equity Portfolio “A”
International Equity Portfolio “B”
International Fixed Income Portfolio “A”
International Fixed Income Portfolio “B”

and the number of shares of each Sub-Trust which the Trust is authorized to issue is an unlimited number of shares of beneficial interest, with a par value of $0.001, with the shares of each Sub-Trust having such relative rights and preferences as are set forth in the Master Trust Agreement for separate Sub-Trusts;

FURTHER
VOTED:	That the appropriate officers of the Trust be, and each hereby is, authorized to execute and file with the Secretary of State of the Commonwealth of Massachusetts and the Boston City Clerk an Amendment to the Trust’s Master Trust Agreement reflecting the foregoing changes, and to execute and file all requisite certificates, documents and instruments and to take such other actions required to cause said amendment to become effective and to pay all requisite fees and expenses incident thereto.
     IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 22nd day of May, 1991.

/s/ Douglas J. Scheidt
Douglas J. Scheidt,
Trustee

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